Exhibit 10.1

AWARD/CONTRACT

1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 350)

RATING

PAGE OF PAGES: 1 | 16

2. CONTRACT (*Proc. Inst. Ident.*) NO.
W911NF-09-C-0135

3. EFFECTIVE DATE
03 Sep 2009

4. REQUISITION/PURCHASE REQUEST/PROJECT NO.
56326CH09102

5. ISSUED BY — CODE W911NF
US ARMY RDECOM ACQ CTR - W911NF
4300 S. MIAMI BLVD
DURHAM NC 27703

6. ADMINISTERED BY (*If other than Item 5*) — CODE S0507A
DCMA NORTHERN CALIFORNIA
P.O. BOX 232
700 EAST ROTH ROAD
BLDG. 330 (LATHROP, CA)
FRENCH CAMP CA 95231-0232

7. NAME AND ADDRESS OF CONTRACTOR (*No., street, city, county, state and zip code*)
ALTAIRNANO, INC.
204 EDISON WAY
RENO NV 89502-2306

CODE 35AS7 — FACILITY CODE

8. DELIVERY
[ ] FOB ORIGIN [X] OTHER (*See below*)

9. DISCOUNT FOR PROMPT PAYMENT
Net 30 Days

10. SUBMIT INVOICES (*4 copies unless otherwise specified*) TO THE ADDRESS SHOWN IN: — ITEM

11. SHIP TO/MARK FOR — CODE W36QYT
TRANSPORTATION OFFICE - W36QYT
PR PROP BKACCT DURHAM
PO BOX 12211
RESEARCH TRIANGLE PARK NC 27709-2211

12. PAYMENT WILL BE MADE BY — CODE HQ0339
DFAS COLUMBUS CENTER
DFAS-CO/WEST ENTITLEMENT OPERATIONS
PO BOX 182381
COLUMBUS OH 43218-2381

13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION:
[ ] 10 U.S.C. 2304(c)( ) [ ] 41 U.S.C. 253(c)( )

14. ACCOUNTING AND APPROPRIATION DATA
See Schedule

15A. ITEM NO.	15B. SUPPLIES/ SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT
	SEE SCHEDULE				
				15G. TOTAL AMOUNT OF CONTRACT	$1,749,965.00

16. TABLE OF CONTENTS

(X)	SEC.	DESCRIPTION	PAGE(S)	(X)	SEC.	DESCRIPTION	PAGE(S)
		PART I - THE SCHEDULE				PART II - CONTRACT CLAUSES	
X	A	SOLICITATION/ CONTRACT FORM	1	X	I	CONTRACT CLAUSES	11 - 16
X	B	SUPPLIES OR SERVICES AND PRICES/ COSTS	2			PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS	
X	C	DESCRIPTION/ SPECS./ WORK STATEMENT	3		J	LIST OF ATTACHMENTS	
X	D	PACKAGING AND MARKING	4			PART IV - REPRESENTATIONS AND INSTRUCTIONS	
X	E	INSPECTION AND ACCEPTANCE	5		K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS	
X	F	DELIVERIES OR PERFORMANCE	6				
X	G	CONTRACT ADMINISTRATION DATA	7 - 8		L	INSTRS., CONDS., AND NOTICES TO OFFERORS	
X	H	SPECIAL CONTRACT REQUIREMENTS	9 - 10		M	EVALUATION FACTORS FOR AWARD	

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. [X] CONTRACTOR'S NEGOTIATED AGREEMENT Contractor is required to sign this document and return ___ copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)

18. [ ] AWARD (Contractor is not required to sign this document.) Your offer on Solicitation Number ______ including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (*Type or print*)
Bruce J. Sabacky, VP & CTO

20A. NAME OF CONTRACTING OFFICER
LIDA S. BARTON/CONTRACTING OFFICER
TEL: 919-549-4266 EMAIL: lida.barton@us.army.mil

19B. NAME OF CONTRACTOR
BY /s/ Bruce J. Sabacky
(Signature of person authorized to sign)

19C. DATE SIGNED
9/3/2009

20B. UNITED STATES OF AMERICA
BY /S/ Lida S. Barton

20C. DATE SIGNED
03-Sep-2009

NSN 7540-01-152-8069 — 26-107 — STANDARD FORM 26 (REV. 12/2002)
Previous edition is usable — GPO 1985 O - 469-794 — Prescribed by GSA FAR (48 CFR) 53.214(a)

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Section B - Supplies or Services and Prices

ITEM NO 0001	SUPPLIES/SERVICES	UNIT Dollars, U.S.	AMOUNT $1,749,965.00

CONTRACT AWARD (COST)
"Developing Sensitive and Selective Nanosensors: A Single Molecule - Multiple Excitation Source Approach"
FOB: Destination
PURCHASE REQUEST NUMBER: 55328CH09192

ACRN AA CIN: 55328CH091920001	ESTIMATED COST	$1,749,965.00 $1,749,965.00

These funds are made available from Fiscal Year 2008 Defense Basic Research Appropriations and are subject to the reimbursement limit of indirect costs set forth in Section 8115 of the Department of Defense Appropriations Act, 2008  (P.L. 110-116).

B.1	The type of contract is Cost Reimbursement.

B.2	This contract is fully funded pursuant to the Limitation of Cost clause, FAR 52.232-20.

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Section C - Descriptions and Specifications

C.1
The Contractor shall furnish all necessary personnel, materials, facilities, and other services as may be required to perform CLIN 0001 in accordance with details in the Contractor's proposal and modifications thereto, if any, described below. The below titled proposal is incorporated herein by reference and is on file at the U.S. Army Research Office (ARO).

Proposal Title: "Developing Sensitive and Selective Nanosensors: A Single Molecule — Multiple Excitation Source Approach"
ARO Proposal No.: 55328-CH
Proposal/Modification Date(s): 24 November 2008
31 August 2009, Revised Cost Proposal

Principal Investigator: Dr. Bruce Sabacky, Phone 775-858-3766
E-mail bsabacky@altaimano.com

C.2
In the event of an inconsistency between the provisions of this contract and the Contractor's proposal, the inconsistency shall be resolved by giving precedence in the following order: (1) the contract; (2) other attachments to the contract; and (3) the technical proposal.

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Section D - Packaging and Marking

D.1	Deliverables shall be afforded the degree of packaging (preservation and packing) required to prevent damages due to the hazards of shipment and handling.

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Page.5 of 16

Section E - Inspection and Acceptance

E.1	The ARO Contracting Officer's Representative identified in Section G shall inspect and accept all deliverables under this contract.

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Section F - Deliveries or Performance

F.1	Research called for by this contract (CLIN 0001) shall be performed during the period 3 September 2009 — 2 September 2010.

F.2	Reporting Requirements

The Contractor shall comply with the requirements of ARO Form 18, Army Research Office Reporting Instructions, located at www.aro.army.mil/forms/forms2.htm. ARO Form 18 provides specific submission instructions and due dates for reports required under this contract including annual Interim Progress and Final Progress Reports. The Forecast Expenditure Report is not required for this contract. On-line submission is required for the Interim and Final Progress Reports and encouraged for the other reports. Submissions require Adobe PDF forms. The electronic forms SF298 and SF298 Continuation Sheet may be downloaded from the ARO home page at www.aro.army.mil/forms/forms2.httn. The Contractor shall submit a copy of each report cover page or transmittal sheet to the Defense Contract Management Agency (DCMA) identified in Section G.1.

F.3
The Contractor shall submit DD Form 882, Report of Inventions and Subcontracts, within three months after completion of the contracted work, pursuant to DFARS clause 252.227-7039, Patents—Reporting of Subject Inventions.

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Section G - Contract Administration Data

ACCOUNTING AND APPROPRIATION DATA

AA: 978040026201000B61D253999BD27139000S49012
AMOUNT: $1,749,965.00
CIN 55328CH091920001 $1,749,965.00

G.1
Delegation of Administration Functions: Contract administration functions are hereby delegated to the Defense Contract Management Agency (DCMA) specified below and in block 6 of the Standard Form (SF) 26:

Defense Contracts Management Agency
DCMA Northern California (S0507A)
P.O. Box 232
700 East Roth Road, Bldg. 330 (Lathrop, CA)
French Camp, CA 95231-0232
Phone: (209) 941-7002
FAX: (209) 941-7091
Email: dcmanocaliforniacasd@dcma.mill

G.2	Audit Functions: Audit functions will be conducted by the Defense Contract Audit Agency (DCAA) specified below:

Defense Contract Audit Agency
Sierra Branch Office (HAA054)
391 S. Lexington Drive, Suite 150
Folsom, CA 95630-6898
Phone: (916) 983-2851
FAX: (916) 984-7411
Email: dcaa-fao4371@dcaa.mil

G.3
Vouchers for payment shall be submitted electronically through Wide Area Workflow (WAWF) in accordance with DFARS clause 252.232-7003, Electronic Submission of Payment Requests. Information on WAWF is available on the Internet at https;//wawf.eb.mil/.

G.4	The Contractor shall submit all interim cost vouchers to DCAA Sierra Branch Office (HAA054). The final cost voucher shall be submitted to DCMA Northern California (S0507A).

G.5	The Contractor is permitted to submit payment requests every two weeks in accordance with FAR clause 52.216-7, Allowable Cost and Payment.

G.6
As consideration for the proper performance of the work and services required under this contract, the Contractor shall be paid as follows: Costs, as provided for under FAR clause 52.216-7, Allowable Cost and Payment, not to exceed the amount set forth as "Estimated Cost" in Section B, and subject to FAR clause 52.232-20, Limitation of Cost.

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G.7	Payment of vouchers will be made by the DFAS-Columbus Center specified below and in block 12 of the SF 26:

DFAS Columbus Center
DFAS-CO/West Entitlement Operations (HQ0339)
P.O. Box 182381
Columbus, OH 43218-2381

G.8
Payment Information and Inquiries: The Contractor should contact the DFAS-Columbus Center for information or inquiries regarding payments on this contract. Telephonic inquiries may be made on 1-800-756-4571 or (614) 693-8507. Inquiries may also be made electronically at https://myinvoice.csd.disa.mil//index,html.

G.9	Ceiling Rates: The following indirect rate ceilings are established for this contract:

Fringe Benefits — 40% applied to direct labor dollars
Overhead — 45% applied to direct labor dollars
G&A — 83.5% applied to TO minus overhead and subcontractors

The Government will not be obligated to pay any additional amount should the final rates exceed these ceiling rates.

G.10	An accounting system review is required three months after contract award to ensure the accounting system is operating properly.

G.11
Payment Instructions for Multiple Accounting Classification Citations: Payments are to be made from the earliest available fiscal year funding source across accounting classification citations assigned to the line item.

G.12	The Contracting Officer's Representative for this contract is as follows:

Dr. Jennifer Becker
US Army Research Office
ATTN: AMSRD-ARL-RO-PC
P.O. Box 12211
Research Triangle Park, NC 27709-2211
Phone: (919) 549-4224
Email: jennifer.j.becker@us.army.mil

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Section 1-1 - Special Contract Requirements

H.1	Publications

Publication of results of the research project in appropriate professional journals is encouraged as an important method of recording and reporting scientific information. One copy of each manuscript submitted for publication in a journal shall be forwarded to the Army Research Office at the same time it is submitted to the journal in accordance with the reporting instructions in ARO Form 18, Following publication, copies of reprints shall be submitted to the Army Research Office in accordance with the reporting instructions in ARO Form 18. See Section F. The Contracting Officer may request submission of publications to other addressees.

H.2	Research Responsibility

a. The Contractor shall bear responsibility for the conduct of the research specified in the Contractor's proposal identified in the contract. The Contractor will exercise judgment in obtaining the stated research objectives within the limits of the terms and conditions of the contract; provided, however, that the Contractor will obtain the Contracting Officer's approval to change the Statement of Work. Consistent with the foregoing the Contractor shall conduct the work as set forth in his proposal and accepted by the contract award.

b. The Principal Investigator identified in the proposal shall be continuously responsible for the conduct of the research project, and shall be closely involved with the research efforts.

c. The Contractor shall advise the Contracting Officer if the Principal Investigator identified in the contract plans to devote less effort to the work than set forth in the proposal.

d. The Contractor shall obtain the Contracting Officer's approval prior to changing the named Principal Investigator.

H.3	Restriction on Printing

The Government authorizes the reproduction of reports, data or other written material, if required, provided the material produced does not exceed 5,000 production units of any page, and items consisting of multiple pages do not exceed 25,000 production units in the aggregate. The Contractor shall obtain the express prior written authorization of the Contracting Officer to reproduce material in excess of the quantities cited above.

H.4	Security

If in the conduct of this research, the Contractor develops information, which in the Contractor's opinion might have an adverse effect on the national security if it were disclosed, the Contractor should promptly notify the Contracting Officer's Representative and should not disclose the information without the prior concurrence of the Contracting Officer's Representative.

H.5	Limitation of Payments for Indirect Cost from Defense Appropriation 2008

Pursuant to Section 8115 of the Defense Appropriations Act 2008, no funds made available under that act may be used to pay indirect costs that exceed thirty-five percent of the total amount of the contract for basic research. Any funds provided under that Act for this contract are identified herein. Indirect costs exceeding thirty-five percent of the total amount to be reimbursed from that appropriation will be considered unallowable and will not be reimbursed. If subsequent audit

W911NF-09-C-0135

indicates indirect costs exceeding thirty-five percent of the total amount paid from this appropriation have been disbursed, the Contractor will refund the amount over the statutory limitation to the Government.

H.6	Consent to Subcontract

Inasmuch as the Contractor does not have an approved purchasing system, consent to subcontract is required from the cognizant administrative contracting officer (ACO) in accordance with FAR Clause 52.244-2(c) for any subcontract that----(1) Is of the cost-reimbursement, time-and-materials, or labor-hour type; or (2) Is fixed-price and exceeds the greater of the simplified acquisition threshold or 5 percent of the total estimated cost of the contract.

H.7	Contractor Acquired Property

The Contractor is authorized to purchase the equipment (CD Spectropolarometer) identified in the cost proposal at Section C and be reimbursed under this contract. Title to all property purchased by the Contractor for which the Contractor is entitled to be reimbursed as a direct item of cost shall pass to and vest in the Government upon the vendor's delivery of such property. Upon completion of the contract, all Government property shall be returned to the Government, or otherwise disposed of, as directed by the Government in accordance with FAR 52.245-1.

H.8	Contractor Representations and Certifications

Contractor certifications valid from 11/25/2008 to 11/25/2009 under ORCA are incorporated by reference in this contract.

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Section I - Contract Clauses

CLAUSES INCORPORATED BY REFERENCE

52.202-1	Definitions	JUL 2004
52.203-3	Gratuities	APR 1984
52.203-5	Covenant Against Contingent Fees	APR 1984
52.203-6	Restrictions On Subcontractor Sales To The Government	SEP 2006
52.203-7	Anti-Kickback Procedures	JUL 1995
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	JAN 1997
52.203-10	Price Or Fee Adjustment For Illegal Or Improper Activity	JAN 1997
52.203-12	Limitation On Payments To Influence Certain Federal Transactions	SEP 2007
52.204-4	Printed or Copied Double-Sided on Recycled Paper	AUG 2000
52.204-7	Central Contractor Registration	APR 2008
52.209-6	Protecting the Government's Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment	SEP 2006
52.215-2	Audit and Records--Negotiation	MAR 2009
52.215-8	Order of Precedence--Uniform Contract Format	OCT 1997
52.215-10	Price Reduction for Defective Cost or Pricing Data	OCT 1997
52.215-12	Subcontractor Cost or Pricing Data	OCT 1997
52.215-14	Integrity of Unit Prices	OCT 1997
52.215-15	Pension Adjustments and Asset Reversions	OCT 2004
52.215-17	Waiver of Facilities Capital Cost of Money	OCT 1997
52.215-18	Reversion or Adjustment of Plans for Postretirement Benefits (PRB) Other than Pensions	JUL 2005
52.215-21	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data--Modifications	OCT 1997
52.216-7	Allowable Cost And Payment	DEC 2002
52.216-11	Cost Contract--No Fee	APR 1984
52.219-4	Notice of Price Evaluation Preference for HUBZone Small Business Concerns	JUL 2005
52.219-8	Utilization of Small Business Concerns	MAY 2004
52.222-3	Convict Labor	JUN 2003
52.222-21	Prohibition Of Segregated Facilities	FEB 1999
52.222-26	Equal Opportunity	MAR 2007
52.222-35	Equal Opportunity For Special Disabled Veterans, Veterans ofthe Vietnam Era, and Other Eligible Veterans	SEP 2006
52.222-36	Affirmative Action For Workers With Disabilities	JUN 1998
52.222-37	Employment Reports On Special Disabled Veterans, Veterans Of The Vietnam Era, and Other Eligible Veterans	SEP 2006
52.222-50	Combating Trafficking in Persons	FEB 2009
52.223-6	Drug-Free Workplace	MAY 2001
52.223-14	Toxic Chemical Release Reporting	AUG 2003
52.225-13	Restrictions on Certain Foreign Purchases	JUN 2008
52.227-1 Alt I	Authorization And Consent (Dec 2007) - Alternate 1	APR 1984
52.227-2	Notice And Assistance Regarding Patent And Copyright Infringement	DEC 2007
52.227-11	Patent Rights--Ownership By The Contractor	DEC 2007
52.228-7	Insurance--Liability To Third Persons	MAR 1996
52.232-9	Limitation On Withholding Of Payments	APR 1984

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52.232-17	Interest	OCT 2008
52.232-20	Limitation Of Cost	APR 1984
52.232-23	Assignment Of Claims	JAN 1986
51232-25	Prompt Payment	OCT 2008
52.232-33	Payment by Electronic Funds Transfer--Central Contractor Registration	OCT 2003
52.233-1	Disputes	JUL 2002
52.233-3 Alt I	Protest After Award (Aug 1996) - Alternate I	JUN 1985
52.233-4	Applicable Law for Breach of Contract Claim	OCT 2004
52.242-1	Notice of Intent to Disallow Costs	APR 1984
52.242-3	Penalties for Unallowable Costs	MAY 2001
52.242-4	Certification of Final Indirect Costs	JAN 1997
52.242-13	Bankruptcy	JUL 1995
52,242-15 Alt I	Stop-Work Order (Aug 1989) - Alternate I	APR 1984
52.243-2 Alt V	Changes--Cost-Reimbursement (Aug 1987) - Alternate V	APR 1984
52.244-2	Subcontracts	JUN 2007
52.244-5	Competition In Subcontracting	DEC 1996
52.244-6	Subcontracts for Commercial Items	MAR 2009
52.245-1	Government Property	JUN 2007
52.245-9	Use And Charges	JUN 2007
52.246-9	Inspection Of Research And Development (Short Form)	APR 1984
52.246-25	Limitation Of Liability--Services	FEB 1997
52.247-1	Commercial Bill Of Lading Notations	FEB 2006
52.247-34	F.O.B. Destination	NOV 1991
52.247-63	Preference For U.S. Flag Air Carriers	JUN 2003
52.249-6	Termination (Cost Reimbursement)	MAY 2004
52.249-14	Excusable Delays	APR 1984
52.253-1	Computer Generated Forms	JAN 1991
252.201-7000	Contracting Officer's Representative	DEC 1991
252.203-7000	Requirements Relating to Compensation of Former DoD Officials	JAN 2009
252.203-7001	Prohibition On Persons Convicted of Fraud or Other Defense Contract-Related Felonies	DEC 2008
252.203.7002	Requirement to Inform Employees of Whistleblower Rights	JAN 2009
252.204-7003	Control Of Government Personnel Work Product	APR 1992
252.209-7004 Alt A	Central Contractor Registration (52.204-7) Alternate A	SEP 2007
252.204-7006	Billing Instructions	OCT 2005
252.204-7009	Requirements Regarding Potential Access to Export- Controlled Items	JUL 2008
252.205-7000	Provision Of Information To Cooperative Agreement Holders	DEC 1991
252.209-7004	Subcontracting With Firms That Are Owned or Controlled By The Government of a Terrorist Country	DEC 2006
252.215-7000	Pricing Adjustments	DEC 1991
252.215-7002	Cost Estimating System Requirements	DEC 2006
252.215-7004	Excessive Pass-Through Charges	MAY 2008
252.223-7004	Drug Free Work Force	SEP 1988
252.225-7012	Preference For Certain Domestic Commodities	DEC 2008
252.227-7000	Non-estoppel	OCT 1966
252,227-7013	Rights in Technical Data--Noncommercial Items	NOV 1995
252.227-7014	Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation	JUN 1995
252.227-7016	Rights in Bid or Proposal Information	JUN 1995
252.227-7019	Validation of Asserted Restrictions--Computer Software	JUN 1995
252.227-7030	Technical Data--Withholding Of Payment	MAR 2000

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252.227-7037	Validation of Restrictive Markings on Technical Data	SEP 1999
252.227-7039	Patents--Reporting Of Subject Inventions	APR 1990
252.231-7000	Supplemental Cost Principles	DEC 1991
252.232-7003	Electronic Submission of Payment Requests and Receiving Reports	MAR 2008
252.232-7010	Levies on Contract Payments	DEC 2006
252.235-7011	Final Scientific or Technical Report	NOV 2004
252.243 -7002	Requests for Equitable Adjustment	MAR 1998
252.244-7000	Subcontracts for Commercial Items and Commercial Components (DoD Contracts)	JAN 2009
252.247-7023	Transportation of Supplies by Sea	MAY 2002
252.247-7024	Notification Of Transportation Of Supplies By Sea	MAR 2000

CLAUSES INCORPORATED BY FULL TEXT

52.215-19  NOTIFICATION OF OWNERSHIP CHANGES (OCT 1997)

(a) The Contractor shall make the following notifications in writing:

(1) When the Contractor becomes aware that a change in its ownership has occurred, or is certain to occur, that could result in changes in the valuation of its capitalized assets in the accounting records, the Contractor shall notify the Administrative Contracting Officer (ACO) within 30 days.

(2) The Contractor shall also notify the ACO within 30 days whenever changes to asset valuations or any other cost changes have occurred or are certain to occur as a result of a change in ownership.

(b) The Contractor shall--

(1) Maintain current, accurate, and complete inventory records of assets and their costs;

(2) Provide the ACO or designated representative ready access to the records upon request;

(3) Ensure that all individual and grouped assets, their capitalized values, accumulated depreciation or amortization, and remaining useful lives are identified accurately before and after each of the Contractor's ownership changes; and

(4) Retain and continue to maintain depreciation and amortization schedules based on the asset records maintained before each Contractor ownership change.

The Contractor shall include the substance of this clause in all subcontracts under this contract that meet the applicability requirement of FAR 15.408(k),

(End of clause)

52.222-2  PAYMENT FOR OVERTIME PREMIUMS (JUL 1990)

(a) The use of overtime is authorized under this contract if the overtime premium cost does not exceed -0- or the overtime premium is paid for work --

(1) Necessary to cope with emergencies such as those resulting from accidents, natural disasters, breakdowns of production equipment, or occasional production bottlenecks of a sporadic nature;

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(2) By indirect-labor employees such as those performing duties in connection with administration, protection, transportation, maintenance, standby plant protection, operation of utilities, or accounting;

(3) To perform tests, industrial processes, laboratory procedures, loading or unloading of transportation conveyances, and operations in flight or afloat that are continuous in nature and cannot reasonably be interrupted or completed otherwise; or

(4) That will result in lower overall costs to the Government.

(b) Any request for estimated overtime premiums that exceeds the amount specified above shall include all estimated overtime for contract completion and shall--

(1) Identify the work unit; e.g., department or section in which the requested overtime will be used, together with present workload, staffing, and other data of the affected unit sufficient to permit the Contracting Officer to evaluate the necessity for the overtime;

(2) Demonstrate the effect that denial of the request will have on the contract delivery or performance schedule;

(3) Identify the extent to which approval of overtime would affect the performance or payments in connection with other Government contracts, together with identification of each affected contract; and

(4) Provide reasons why the required work cannot be performed by using multishift operations or by employing additional personnel.

* Insert either "zero" or the dollar amount agreed to during negotiations. The inserted figure does not apply to the exceptions in paragraph (a)(1) through (a)(4) of the clause.

(End of clause)

52.222-39  NOTIFICATION OF EMPLOYEE RIGHTS CONCERNING PAYMENT OF UNION DUES OR FEES (DEC 2004)

(a) Definition, As used in this clause--

United States means the 50 States, the District of Columbia, Puerto Rico, the Northern Mariana Islands, American Samoa, Guam, the U.S. Virgin Islands, and Wake Island.

(b) Except as provided in paragraph (e) of this clause, during the term of this contract, the Contractor shall post a notice, in the form of a poster, informing employees of their rights concerning union membership and payment of union dues and fees, in conspicuous places in and about all its plants and offices, including all places where notices to employees are customarily posted. The notice shall include the following information (except that the information pertaining to National Labor Relations Board shall not be included in notices posted in the plants or offices of carriers subject to the Railway Labor Act, as amended (45 U.S.C. 151-188)).

Notice to Employees

Under Federal law, employees cannot be required to join a union or maintain membership in a union in order to retain their jobs. Under certain conditions, the law permits a union and an employer to enter into a union-security agreement requiring employees to pay uniform periodic dues and initiation fees. However, employees who are not union members can object to the use of their payments for certain purposes and can only be required to pay their share of union costs relating to collective bargaining, contract administration, and grievance adjustment.

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If you do not want to pay that portion of dues or fees used to support activities not related to collective bargaining, contract administration, or grievance adjustment, you are entitled to an appropriate reduction in your payment. If you believe that you have been required to pay dues or fees used in part to support activities not related to collective bargaining, contract administration, or grievance adjustment, you may be entitled to a refund and to an appropriate reduction in future payments.

For further information concerning your rights, you may wish to contact the National Labor Relations Board (NLRB) either at one of its Regional offices or at the following address or toll free number:

National Labor Relations Board
Division of Information
1099 14th Street, N.W.
Washington, DC 20570
1-866-667-6572
1-866-316-6572 (TTY)

To locate the nearest NLRB office, see NLRB's website at http://www.nlrb.gov.

(c) The Contractor shall comply with all provisions of Executive Order 13201 of February 17, 2001, and related implementing regulations at 29 CFR part 470, and orders of the Secretary of Labor.

(d) In the event that the Contractor does not comply with any of the requirements set forth in paragraphs (b), (c), or (g), the Secretary may direct that this contract be cancelled, terminated, or suspended in whole or in part, and declare the Contractor ineligible for further Government contracts in accordance with procedures at 29 CFR part 470, Subpart B--Compliance Evaluations, Complaint Investigations and Enforcement Procedures. Such other sanctions or remedies may be imposed as are provided by 29 CFR part 470, which implements Executive Order 13201, or as are otherwise provided by law.

(e) The requirement to post the employee notice in paragraph (b) does not apply to--

(1) Contractors and subcontractors that employ fewer than 15 persons;

(2) Contractor establishments or construction work sites where no union has been formally recognized by the Contractor or certified as the exclusive bargaining representative of the Contractor's employees;

(3) Contractor establishments or construction work sites located in a jurisdiction named in the definition of the United States in which the law of that jurisdiction forbids enforcement of union-security agreements;

(4) Contractor facilities where upon the written request of the Contractor, the Department of Labor Deputy Assistant Secretary for Labor-Management Programs has waived the posting requirements with respect to any of the Contractor's facilities if the Deputy Assistant Secretary finds that the Contractor has demonstrated that--

(i) The facility is in all respects separate and distinct from activities of the Contractor related to the performance of a contract; and

(ii) Such a waiver will not interfere with or impede the effectuation of the Executive order; or

(5) Work outside the United States that does not involve the recruitment or employment of workers within the United States.

(f) The Department of Labor publishes the official employee notice in two variations; one for contractors covered by the Railway Labor Act and a second for all other contractors. The Contractor shall--

W911NF-09-C-0135

(1) Obtain the required employee notice poster from the Division of Interpretations and Standards, Office of Labor- Management Standards, U.S. Department of Labor, 200 Constitution Avenue, NW, Room N-5605, Washington, DC 20210, or from any field office of the Department's Office of Labor-Management Standards or Office of Federal Contract Compliance Programs;

(2) Download a copy of the poster from the Office of Labor-Management Standards website at http://www,olms.dol.gov; or

(3) Reproduce and use exact duplicate copies of the Department of Labor's official poster.

(g) The Contractor shall include the substance of this clause in every subcontract or purchase order that exceeds the simplified acquisition threshold, entered into in connection with this contract, unless exempted by the Department of Labor Deputy Assistant Secretary for Labor-Management Programs on account of special circumstances in the national interest under authority of 29 CFR 470.3(c), For indefinite quantity subcontracts, the Contractor shall include the substance of this clause if the value of orders in any calendar year of the subcontract is expected to exceed the simplified acquisition threshold. Pursuant to 29 CFR part 470, Subpart B--Compliance Evaluations, Complaint Investigations and Enforcement Procedures, the Secretary of Labor may direct the Contractor to take such action in the enforcement of these regulations, including the imposition of sanctions for noncompliance with respect to any such subcontract or purchase order. If the Contractor becomes involved in litigation with a subcontractor or vendor, or is threatened with such involvement, as a result of such direction, the Contractor may request the United States, through the Secretaty of Labor, to enter into such litigation to protect the interests of the United States.

(End of clause)

52.252-2  CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

http://farsite.hill.af.mil or http://acquisition.gov/far/index.html.

(End of clause)

252.235-7010 Acknowledgment of Support and Disclaimer, (MAY 1995)

(a) The Contractor shall include an acknowledgment of the Government's support in the publication of any material based on or developed under this contract, stated in the following terms: This material is based upon work supported by the U.S. Army Research Office and Defense Threat Reduction Agency under Contract No. W911NF-09-C-0135.

(b) All material, except scientific articles or papers published in scientific journals, must, in addition to any notices or disclaimers by the Contractor, also contain the following disclaimer: Any opinions, findings and conclusions or recommendations expressed in this material are those of the author(s) and do not necessarily reflect the views of the U.S. Army Research Office and Defense Threat Reduction Agency.